Exhibit 23.3

February 11, 2005

Board of Directors
Perrigo Company
515 Eastern Avenue
Allegan, MI 49010

Re:	Registration Statement on Form S-4 of Perrigo Company (File No. 333-121574) filed on February 11, 2005 (“Registration Statement”) and prospectus of Perrigo Company to be published in the state of Israel (the “Prospectus”).

Ladies and Gentlemen:

Reference is made to our opinion letter, dated November 14, 2004, with respect to the fairness from a financial point of view to Perrigo Company (the “Company”) of the consideration to be paid by the Company in respect of each outstanding share of common stock, par value NIS 1.00 per share, of Agis Industries (1983) Ltd. (“Agis”) pursuant to the Agreement and Plan of Merger, made and entered into on November 14, 2004, among the Company, Perrigo Israel Opportunities Ltd., a wholly owned subsidiary of the Company, and Agis.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement and in the Prospectus.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary — Opinion of Goldman, Sachs & Co.,” “The Merger — Background of the Merger,” “The Merger — Recommendation of the Board of Directors of Perrigo; Perrigo’s reasons for the Merger” and “The Merger — Opinion of Goldman, Sachs & Co.” and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement and in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent

Board of Directors
Perrigo Company
February 11, 2005
Page Two

is required under Section 7 of the Securities Act of 1933, the rules and regulations of the Securities and Exchange Commission thereunder or the Israeli Securities Act, 1968, as amended and the regulations promulgated thereunder.

Very truly yours, /s/ GOLDMAN, SACHS & CO. (GOLDMAN, SACHS & CO.)